EX. 99.28(g)(1)(viii)

Amendment to
Master Global Custody Agreement between
the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (“Agreement”), is by and between JNL Series Trust and JNL Investors Series Trust (each individually “Trust”, collectively, the “Trusts”), JNL Variable Fund LLC and JNL Strategic Income Fund LLC (each individually “Fund,” collectively, the “Funds”) and JPMorgan Chase Bank, N.A. (“Custodian”).

Whereas, the following fund merger, fund name change, and new funds have been approved by the Board of Trustees of JNL Series Trust:

Fund Merger
-	JNL/M&G Global Basics Fund being merged into the JNL/Oppenheimer Global Growth Fund

Fund Name Change
-	JNL/Brookfield Global Infrastructure Fund to JNL/Brookfield Global Infrastructure and MLP Fund

New Funds
-	JNL/AllianceBernstein Dynamic Asset Allocation Fund
-	JNL/MMRS Growth Fund
-	JNL/MMRS Moderate Fund
-	JNL/MMRS Conservative Fund
-	JNL/Scout Unconstrained Bond Fund
-	JNL/S&P Mid 3 Fund
-      JNL Investment Committee - Global Strategic Moderate with Alts Fund;
-      JNL Investment Committee - Global Strategic Moderately Aggressive with Alts Fund;
-      JNL Investment Committee - Strategic Moderate Fund; and
-      JNL Investment Committee - Strategic Moderately Aggressive Fund.

Whereas, pursuant to the fund merger, fund name change, and new funds outlined herein-above, the parties have agreed to amend Schedule A of the Agreement to:

-	remove the JNL/M&G Global Basics Fund;
-	change the JNL/Brookfield Global Infrastructure Fund to JNL/Brookfield Global Infrastructure and MLP Fund
-	add the JNL/AllianceBernstein Dynamic Asset Allocation Fund;
-	add the JNL/MMRS Growth Fund;
-	add the JNL/MMRS Moderate Fund;
-	add the JNL/MMRS Conservative Fund;
-	add the JNL/Scout Unconstrained Bond Fund;
-	add the JNL/S&P Mid 3 Fund;
-      add the JNL Investment Committee - Global Strategic Moderate with Alts Fund;
-      add the JNL Investment Committee - Global Strategic Moderately Aggressive with Alts Fund;
-      add the JNL Investment Committee - Strategic Moderate Fund; and
-      add the JNL Investment Committee - Strategic Moderately Aggressive Fund.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts, Funds, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Fund or Custodian to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed as of March 7, 2014, dated as of April 28, 2014.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC		JPMorgan Chase Bank, N.A.

By:	/s/ Kristen K. Leeman	By:	/s/ Anna Maria Calla Minniti
Name:	Kristen K. Leeman	Name:	Anna Maria Calla Minniti
Title:	Assistant Secretary	Title:	V.P.

Schedule A

List of Funds as of April 28, 2014

JNL Investors Series Trust Funds
JNL/PPM America Low Duration Bond Fund
JNL/PPM America Total Return Fund
JNL Money Market Fund

JNL Series Trust Funds
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth Allocation Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL/AllianceBernstein Dynamic Asset Allocation Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Brookfield Global Infrastructure and MLP Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/DFA U.S. Core Equity Fund
JNL/Eagle SmallCap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund
JNL/Eastspring Investments China-India Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Goldman Sachs Core Plus Bond Fund
JNL/Goldman Sachs Emerging Markets Debt Fund
JNL/Goldman Sachs Mid Cap Value Fund
JNL/Goldman Sachs U.S. Equity Flex Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Institutional Alt 65 Fund

A-1

JNL Series Trust Funds
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Large Cap Growth Fund
JNL/Invesco Mid Cap Value Fund
JNL/Invesco Small Cap Growth Fund
JNL/Ivy Asset Strategy Fund
JNL/JPMorgan International Value Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard Emerging Markets Fund
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital European 30 Fund
JNL/Mellon Capital Global Alpha Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital International Index Fund
JNL/Mellon Capital Pacific Rim 30 Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/MMRS Conservative Fund
JNL/Morgan Stanley Mid Cap Growth Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/Oppenheimer Global Growth Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Mid Cap Value Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Value Equity Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/T. Rowe Price Established Growth Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price Value Fund
JNL/WMC Balanced Fund

A-2

JNL Series Trust Funds
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Managed Aggressive Growth Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P 4 Fund
JNL/S&P Mid 3 Fund
JNL Disciplined Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Investment Committee - Global Strategic Moderate with Alts Fund
JNL Investment Committee - Global Strategic Moderately Aggressive with Alts Fund
JNL Investment Committee - Strategic Moderate Fund
JNL Investment Committee - Strategic Moderately Aggressive Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital 25 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Global 15 Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Nasdaq® 25 Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital S&P® 24 Fund
JNL/Mellon Capital Technology Sector Fund
JNL/Mellon Capital Value Line® 30 Fund
JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital JNL Optimized 5 Fund
JNL/Mellon Capital S&P® SMid 60 Fund
JNL/Mellon Capital NYSE® International 25 Fund
JNL/Mellon Capital JNL 5 Fund

JNL Strategic Income Fund LLC Fund
JNL/PPM America Strategic Income Fund

A-3